Exhibit 10.5
RESOLUTION
OF THE
EMPLOYEE BENEFITS/COMPENSATION COMMITTEE
OF
WESTAMERICA BANCORPORATION
     The following was considered and adopted by Unanimous Written Consent of the Employee Benefits/Compensation Committee of Westamerica Bancorporation, a California corporation, on February 9, 2009:
TO EFFECT AMENDMENT TO BENEFIT PLANS TO COMPLY
WITH EMERGENCY ECONOMIC STABILIZATION ACT
     WHEREAS, WESTAMERICA BANCORPORATION (the “Company”) has entered or will enter into a Letter Agreement, incorporating within a Securities Purchase Agreement, with the United States Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008, as amended from time to time (“EESA”);
     WHEREAS, pursuant to Section 1.2(d)(iv) of the Agreement, the Company is required to amend its “Benefit Plans” with respect to its “Senior Executive Officers” (as such terms are defined in the Agreement) to the extent necessary to comply with Section 111 of EESA; and
     WHEREAS, the applicable “Benefit Plans” are the plans in which any Senior Executive Officer participates, or is eligible to participate, and the agreements to which any Senior Executive Officer is a party, that either: (i) provide for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results (“Financial Performance Plans”) or (ii) provide for payments or benefits upon an “applicable severance from employment” within the meaning of EESA (“Involuntary Separation Pay Arrangements”).
RESOLUTIONS
     RESOLVED, that each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended effective as of the date of entry into the Agreement as follows:
     1. Compliance With Section 111 of EESA. Each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended by adding the following provision as a final section to such arrangement:
     “Compliance With Section 111 of EESA. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the regulations issued by the Department of the Treasury promulgated thereto: (a) each “Senior Executive Officer”, within the meaning of Section 111 of EESA and the rules regulations issued by the Department of the Treasury promulgated thereto, who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Employee Benefits and Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each Senior Executive Officer who participates in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to the Senior Executive Officer hereunder during the period that the Department of the Treasury holds a debt or equity position in the Company based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (c) the Company shall be prohibited from making to each Senior Executive Officer who participates in this plan or is a party to this agreement, and each such Senior Executive Officer shall be ineligible to receive hereunder, any “golden parachute payment” in connection with the Senior Executive Officer’s “applicable severance from employment,” in each case, within the meaning of Section 111 of EESA and the rules and regulations issued by the Department of the Treasury thereto.”
     2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Financial Performance Plan and Involuntary Separation Pay Arrangement shall continue in full force and effect.
     IN WITNESS WHEREOF, this Written Consent has been signed as of the date indicated above.

/s/
Etta Allen

/s/
Arthur C. Latno, Jr.

/s/
Patrick D. Lynch

/s/
Ronald A. Nelson